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                       Consent of Independent Accountants


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Amendment No. 1 to Form S-1 of our report dated August 16, 1995, relating to the consolidated financial statements of Curtice Burns Foods, Inc. at June 25, 1994 and the results of their operations and their cash flows for the period from June 26, 1994 to November 3, 1994 and for each of the two fiscal years in the period ended June 25, 1994, which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the period from June 26, 1994 to November 3, 1994 listed under Item 16(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the reference to us under the heading 'Experts' in such Prospectus.


PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

Rochester, New York
October 13, 1995